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EXHIBIT 11.1

                        ALDILA, INC. AND SUBSIDIARIES
                 COMPUTATION OF NET INCOME PER COMMON SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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                                                                                  Twelve months ended
                                                                                      December 31,
                                                                   ---------------------------------------------------
                                                                        1998              1997              1996
                                                                   ---------------   ---------------    --------------
BASIC:

Net income                                                           $      2,799      $      1,539       $     5,682

Weighted average number of common shares outstanding                       15,452            15,625            16,411
                                                                   ---------------   ---------------    --------------

Net income  per common share                                         $       0.18      $       0.10       $      0.35
                                                                   ---------------   ---------------    --------------
                                                                   ---------------   ---------------    --------------


ASSUMING DILUTION:

Net income                                                           $      2,799      $      1,539       $     5,682

Weighted average number of common shares outstanding                       15,452            15,625            16,411

The number of shares resulting from the assumed exercise
of stock options reduced by the number of shares which
could have been purchased with the proceeds from such
exercise, using the average market price during the period                     67               113                23
                                                                   ---------------   ---------------    --------------

Weighted average number of common and
   common equivalent shares                                                15,519            15,738            16,434
                                                                   ---------------   ---------------    --------------

Net income per common share, assuming dilution                       $       0.18      $       0.10       $      0.35
                                                                   ---------------   ---------------    --------------
                                                                   ---------------   ---------------    --------------
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